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                                                                     EXHIBIT 4.2

                          THIRD SUPPLEMENTAL INDENTURE

            THIRD SUPPLEMENTAL INDENTURE, dated as of March 27, 2001 (this "THIRD SUPPLEMENTAL INDENTURE"), among USI Global Corp., a Delaware corporation ("USIGC"), U.S. Industries, Inc., a Delaware corporation ("USI"), and USI American Holdings, Inc., a Delaware corporation ("USIAH"), as Issuers, USI Atlantic Corp., a Delaware corporation, as Guarantor (the "GUARANTOR"), and The Chase Manhattan Bank, as Trustee (the "TRUSTEE"). Capitalized terms used herein without definition have the meanings assigned to such terms in the Indenture (as defined below).

                                   WITNESSETH:


            WHEREAS, USIGC, USI, USIAH, the Guarantor and the Trustee's predecessor, as Trustee, executed and delivered an Indenture, dated as of December 12, 1996, as amended (the "INDENTURE"), to provide for the issuance of the 7 1/4% Senior Notes due December 1, 2006 of USIGC, USI and USIAH (the "SECURITIES") and the related Parent Guaranty of the Guarantor;


            WHEREAS, Section 901 of the Indenture permits USI, USIAH, USIGC and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form and substance satisfactory to the Trustee, to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make provisions with respect to matters or questions arising under the Indenture, which do not materially adversely affect the interests of the Holders of the Securities; and


            WHEREAS, USI, USIAH, USIGC and the Guarantor have requested that the Trustee execute and deliver this Third Supplemental Indenture pursuant to
Section 901 of the Indenture, and all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this Third Supplemental Indenture have been duly authorized in all respects by each of USI, USIAH, USIGC and the Guarantor.


            NOW, THEREFORE, USI, USIAH, USIGC and the Guarantor covenant and agree with the Trustee as follows:

                                   ARTICLE I

                                   AMENDMENTS

            Section 1.01 DEFINITIONS. Section 101 of the Indenture is hereby amended as follows:

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            (a)   Clause (vii) of the definition of "DEBT" is hereby amended and restated in its entirety to read as follows:

                  "(vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all Debt of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise (other than, to the extent the same would be deemed to constitute such a Guaranty, responsibility or liability, Liens Incurred pursuant to clauses (x) or (y) of the first sentence of Section 1007 as to any of which Liens the Incurrence thereof shall not cause any Issuer, the Guarantor, or the Issuers and their Subsidiaries, taken as a whole, or any Subsidiary of an Issuer which is a grantor of any such Lien, to be not Solvent, and as to which the Trustee shall have received prior to the Incurrence thereof an Officers' Solvency Certificate (upon which the Trustee may conclusively rely))."

            (b) The definition of "UNRESTRICTED SUBSIDIARY" is hereby amended and restated in its entirety to read as follows:

                  "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer that (i) is organized under the laws of a jurisdiction other than a jurisdiction in the United States of America, (ii) does not constitute a "significant subsidiary" of U.S. Industries, Inc. (f/k/a USI, Inc.) within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act and any successor provision thereto or (iii) in the case of USI Atlantic Corp., a Delaware corporation, USI American Holdings, Inc., a Delaware corporation, and USI Global Corp., a Delaware corporation, is (but only for so long as and only to the extent it is) acting as co-issuer or guarantor of any indebtedness of U.S. Industries, Inc., a Delaware corporation, that is PARI PASSU or subordinate in right of payment with the indebtedness under the Securities."

            (c) The following new definitions are hereby added to Section 101 of the Indenture in the appropriate alphabetical order:

                  "OFFICERS' SOLVENCY CERTIFICATE" means, with respect to any transaction, an Officers' Certificate substantially to the effect that, at the time of and after giving effect to such transaction, each Issuer, the Guarantor and the Issuers and their Subsidiaries, taken as a whole, and any Subsidiary of an Issuer which is a grantor of any such Lien, are Solvent.

                  "SOLVENT" means, with respect to any Person or such Person and its Subsidiaries taken as a whole, at any time:



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                        1. the amount of the "present fair saleable value" of
                  the assets of such Person or such Person and its Subsidiaries, taken as a whole, as the case may be, will, as of such time, exceed the amount of all "liabilities of such Person or such Person and its Subsidiaries, taken as a whole, as the case may be, contingent or otherwise," as of such date, as such terms set off by quotation marks are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors;

                        2. the present fair saleable value of the assets of such
                  Person or such Person and its Subsidiaries, taken as a whole, as the case may be, will, as of such date, be greater than the amount that will be required to pay the liabilities of such Person or such Person and its Subsidiaries, taken as a whole, as the case may be, on their respective debts as such debts become absolute and matured;

                        3. neither such Person nor such Person and its
                  Subsidiaries, taken as a whole, as the case may be, will have, as of such date, an unreasonably small amount of capital with which to conduct their respective businesses; and

                        4. such Person or such Person and its Subsidiaries,
                  taken as a whole, as the case may be, will be able to pay their respective debts as they mature.

                  For purposes of this definition, "debt" means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            Section 1.02 LIMITATION ON RESTRICTED SUBSIDIARY FUNDED DEBT. The phrase "the transfer or other disposition" in Section 1009(3)(a) of the Indenture is hereby replaced with the phrase "the transfer or other disposition (other than, to the extent the same would be deemed to constitute such a transfer or disposition, Liens Incurred pursuant to clauses (x) or (y) of the first sentence of Section 1007 as to any of which Liens the Incurrence thereof shall not cause any Issuer, the Guarantor, or the Issuers and their Subsidiaries, taken as a whole, or any Subsidiary of an Issuer which is a grantor of any such Lien, to be not Solvent, and as to which the Trustee shall have received prior to the Incurrence thereof an Officers' Solvency Certificate (upon which the Trustee may conclusively rely))".


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                                   ARTICLE II

                                  MISCELLANEOUS

            Section 2.01 CONFIRMATION OF INDENTURE. The Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Third Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

            Section 2.02 CONCERNING THE TRUSTEE. The Trustee assumes no duties, responsibilities or liabilities by reason of this Third Supplemental Indenture other than as set forth in the Indenture.

            Section 2.03 GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

            Section 2.04 SEPARABILITY. In case any provision contained in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 2.05 COUNTERPARTS. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                       [SIGNATURES BEGIN ON THE NEXT PAGE]



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            IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, as of the day and year first above written.


                                       USI GLOBAL CORP.



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________


                                       U.S. INDUSTRIES, INC.



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________


                                       USI AMERICAN HOLDINGS, INC.



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________


                                       USI ATLANTIC CORP.



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________


                                       THE CHASE MANHATTAN BANK



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________